Exhibit 10.82

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NO. 6

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 11, 2015,

among

CALIBER HOME LOANS, INC.,

and

BARCLAYS BANK PLC

This AMENDMENT NO. 6 (this “Amendment”) is made this 18th day of January, 2018 (the “Amendment Effective Date”), among CALIBER HOME LOANS, INC., as seller (“Seller”), BARCLAYS BANK PLC, as purchaser and as agent (“Barclays” or “Agent” or the “Purchaser”), to the Master Repurchase Agreement, dated as of May 11, 2015, between Seller and Barclays as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and the Purchaser have agreed to amend the Agreement to make certain changes thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and that no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof:

(a) Section 2(a) of the Agreement is hereby amended by deleting the definitions of

“High LTV Government Mortgage Loan” and “Low FICO Mortgage Loans” in their entirety and replacing them with the following (modified language in bold for review purposes only):

“High LTV Government Mortgage Loan” means any FHA Mortgage Loan (other than FHA Buyout Loans or Modified Loans) or VA Mortgage Loan that has a loan-to-value ratio or combined loan-to-value ratio between [***] and [***].

“Low FICO Mortgage Loan” means any Mortgage Loan (other than any Modified Loan) where the related Mortgagor’s FICO Score was equal to or greater than [***], but less than [***], on the applicable Origination Date.

(b) Paragraphs (o) and (w) of Exhibit B of the Agreement are hereby amended to read as follows (modified language in bold for review purposes only):

(o) On the Origination Date the related Mortgagor’s FICO Score was equal to or greater than [***] (except with respect to a Low FICO Mortgage Loan, which shall have had a FICO Score equal to or greater than [***] and with respect to any Modified Loan, which shall not have a required minimum FICO Score), with respect to Mortgage Loans (it being acknowledged that the related Mortgagor shall be deemed to have a FICO Score of zero where no FICO Score is available), unless

(i) such Mortgage Loan is part of (x) an FHA or VA streamlined program for which a current FICO Score is not required for credit purposes or (y) the United States Home Affordable Refinance Program and (ii) if the applicable Agency, FHA or VA program requires compliance with certain representations and warranties, such Agency, FHA or VA, as applicable, has provided Seller with a waiver to the extent that any such representations and warranties are not complied with;

(w) The Mortgage Loan (other than any High LTV Government Mortgage Loans, High LTV Fannie/Freddie Eligible Mortgage Loan or Modified Loans) does not have a loan-to-value ratio over [***] for government insured first loans, [***] on any other loan, unless (i) such Mortgage Loan (other than any Modified Loan) is refinanced pursuant to the United States Home Affordable Refinance Program, FHA streamline or VA Interest Rate Reduction Refinancing Loan program and such Mortgage Loan does not have a loan-to-value ratio cap and (ii) if the applicable Agency, FHA or VA program requires compliance with certain representations and warranties, such Agency, FHA or VA, as applicable, has provided Seller with a waiver to the extent that any such representations and warranties are not complied with. No High LTV Government Mortgage Loan has a loan-to-value ratio or combined loan-to-value ratio over [***] and no High LTV Fannie/Freddie Eligible Mortgage Loan has a loan-to-value ratio or combined loan-to-value ratio over [***];

SECTION 2. Condition Precedent; Effectiveness. As a condition precedent to the effectiveness of this Amendment, the Agent, on behalf of the Purchaser, shall have received counterparts hereof duly executed by each of the parties hereto.

SECTION 3. Fees and Expenses. Seller agrees to pay the reasonable out of pocket costs and expenses incurred by the Agent and the Purchaser in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Purchaser’s legal counsel) in accordance with Section 23 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Purchaser and the Agent that as of the date hereof and taking into account the terms of this Amendment, Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Caliber- Barclays—Amendment No. 6 to Master Repurchase Agreement—Page 2

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

Caliber- Barclays—Amendment No. 6 to Master Repurchase Agreement—Page 3

IN WITNESS WHEREOF, Seller and Barclays have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC.,
(Seller)

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

BARCLAYS BANK PLC,
(Purchaser and Agent)

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Director

Caliber- Barclays—Amendment No. 6 to Master Repurchase Agreement—Signature Page